SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2004

Education Management Corporation Retirement Plan

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	333-106271	25-1119571
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 562-0900

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 26, 2004, the Audit Committee of the Board of Directors of Education Management Corporation (“EDMC”), plan sponsor of the Education Management Corporation Retirement Plan (“the Plan”), dismissed Creese, Smith & Co. LLC (“Creese Smith”) as the independent auditors for the Plan and authorized the engagement of Schneider Downs & Co., Inc. (“Schneider Downs”) as the independent auditors for the Plan, effective immediately. The decision to change independent public accountants for the Plan was not the result of any disagreement with Creese Smith with respect to any reporting or disclosure requirements applicable to the Plan. Creese Smith voluntarily did not register itself with the Public Company Accounting Oversight Board and thus is not qualified to issue an audit opinion for the year ended December 31, 2003. Ernst & Young LLP has been, and will continue to act as, the independent accountants with respect to the EDMC’s corporate financial statements.

Creese Smith’s reports on the Plan’s financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for each of the years ended December 31, 2002 and 2001, and through May 26, 2004, there were no disagreements with Creese Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Creese Smith would have caused them to make reference thereto in their reports on the financial statements for such years. In connection with its audits for each of the years ended December 31, 2002 and 2001, and through May 26, 2004, there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

During the years ended December 31, 2002 and 2001 and through May 26, 2004, neither the Plan nor the Company consulted Schneider Downs with respect to the application of accounting principles to a Plan specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plan’s financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

16.1	Letter from Creese, Smith & Co. LLC to the Securities and Exchange Commission dated May 27, 2004, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION RETIREMENT PLAN

By:	EDUCATION MANAGEMENT CORPORATION As Plan Sponsor of the foregoing Plan

By:	/s/ ROBERT T. MCDOWELL
Robert T. McDowell Executive Vice President and Chief Financial Officer

Dated: June 2, 2004

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Creese, Smith & Co. LLC to the Securities and Exchange Commission dated May 27, 2004, filed herewith.